Exhibit 10.12

EXHIBIT G

FORM OF COMPANY STOCKHOLDER LOCK-UP AGREEMENT

THIS COMPANY STOCKHOLDER LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2023, by and between the undersigned (the “Holder”) and ROC Energy Acquisition Corp. (prior to the Effective Time (as defined in the Merger Agreement (as defined below)), the “Acquiror,” and at and after the Effective Time, “PubCo”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.The Acquiror, ROC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (the “Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of February 13, 2023 (the “Merger Agreement”).

B.Pursuant to the Merger Agreement, the Acquiror will become the 100% stockholder of the Company and will be renamed Drilling Tools International Corporation (the “Transaction”).

C.The Holder is the record and/or beneficial owner of equity securities of the Company, which will be exchanged for PubCo Common Stock pursuant to the Merger Agreement.

D.As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.Lock-Up.

(a)During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Acquiror (collectively, “Transfer”).

(b)In furtherance of the foregoing, Acquiror will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Acquiror’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)For purpose of this Agreement, the “Lock-up Period” means the earlier of (i) the date that is 180 days following the Closing Date, and (ii) the date specified in a written waiver of the provisions of this Agreement duly executed by the Sponsor and the Acquiror.

The restrictions set forth herein shall not apply to: (1) (A) another entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or any affiliate of the undersigned or that shares a common investment advisor with the undersigned or (B) Transfers as part of a distribution to members, partners or stockholders of the undersigned via dividend or share repurchase; (2) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon liquidation or dissolution of the entity; (3) transactions relating to shares of PubCo Common Stock or other securities convertible into or exercisable or exchangeable for shares of PubCo Common Stock acquired in open market transactions after the Effective Time; (4) Transfers made pursuant to a bona fide gift or charitable contribution; (5) Transfers made by will or intestate succession upon the death of a Holder; (6) Transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (7) the exercise of stock options or warrants to purchase shares of PubCo Common Stock or the vesting of share awards of PubCo Common Stock and any related transfer of shares of PubCo Common Stock to Acquiror in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such PubCo Common Stock, it being understood that all shares of PubCo Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period; (8) surrender of shares of Company Common Stock or other securities convertible into or exercisable or exchangeable for shares of PubCo Common Stock for cancellation pursuant to any contractual arrangement in effect at the Effective Time; (9) the entry, by the Holder, at any time after the Effective Time, of any trading plan providing for the sale of shares of PubCo Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of PubCo Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; (10) transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their shares of PubCo Common Stock for cash, securities or other property; and (11) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the Internal Revenue Code of 1986, as amended (the “Code”) or the regulations promulgated thereunder (the “Treasury Regulations”) after the date on which the Merger Agreement was executed by the parties, which change prevents the Merger from receiving the Intended Tax Treatment (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or the Treasury Regulations taking into account such changes), solely and to the extent necessary to cover any tax liability as a direct result of the transaction; provided, however, that in the case of clauses (1) through (4), the permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

In addition, the restrictions set forth herein shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in a Change of Control; provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Lock-up Shares shall remain subject to the restrictions set forth herein. A “Change of Control” means (whether by tender offer, merger, consolidation, asset sale or other similar transaction, whether in one or a series of related transactions): (a) the sale of all or substantially all of the consolidated assets of Acquiror and Acquiror subsidiaries to a third-party acquiror; (b) a sale resulting in no less than a majority of the voting power of the Acquiror being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Acquiror with or into a third-party acquiror that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company. In the event that all or a portion of the securities subject to any other lock-up agreement entered into, or otherwise applicable, in connection with the Transaction are released early from the restrictions of such other such other lock-up agreement (whether by release, waiver, amendment, modification, termination or otherwise), the Lock-up Shares subject to this Agreement shall be released on a pro rata basis.

2.Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Acquiror represents and warrants that each 5% stockholder of the Company, and each holder of founder shares of the Acquiror, has entered into a lock-up agreement on substantially the same terms as the terms provided for in this Agreement.

3.Beneficial Ownership.  The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Acquiror, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of PubCo Common Stock received by the Holder as merger consideration in the Transaction and beneficially owned by the Holder as specified on the signature hereto are collectively referred to as the “Lock-up Shares.”

4.No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.Notices.  Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Acquiror, to:

ROC Energy Acquisition Corp.

16400 Dallas Parkway

Dallas, Texas 75248

Attention: Daniel Kimes, Chief Executive Officer

Email: dkimes@rocspac.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Attn: Michael Blankenship

Email: mblankenship@winston.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

[●]

Attention: [●]

Phone: [●]

E-mail: [●]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.Enumeration and Headings.  The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.Successors and Assigns.  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Acquiror and its successors and assigns.

9.Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.Amendment.  This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

14.Controlling Agreement.  To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ROC ENERGY ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Company Stockholder Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:

Address:

[●]

NUMBER OF LOCK-UP SHARES:

[●]

[Signature Page to Company Stockholder Lock-Up Agreement]